Exhibit 99.1

Press Release — For Immediate Release
April 21, 2021

Penns Woods Bancorp, Inc. Reports First Quarter 2021 Earnings

Williamsport, PA — April 21, 2021 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $3.4 million for the three months ended March 31, 2021, resulting in basic and diluted earnings per share of $0.49.

Highlights

•Net income, as reported under GAAP, for the three months ended March 31, 2021 was $3.4 million compared to $3.1 million for the same period of 2020. Results for the three months ended March 31, 2021 compared to 2020 were impacted by an increase in after-tax securities gains of $72,000 (from a gain of $22,000 to a gain of $94,000) for the three month period.

•Gain on sale of loans increased $464,000 for the three months ended March 31, 2021, to $908,000, compared to $444,000 for the 2020 period. The increase is the result of a significant increase in the number of consumers who are refinancing their mortgage due to the current low interest rate environment.

•The provision for loan losses decreased $235,000 for the three months ended March 31, 2021, to $515,000, compared to $750,000 for the 2020 period. The provision for loan losses was elevated in 2020 due primarily to the uncertainty caused by the COVID-19 pandemic.

•Basic and diluted earnings per share for the three months ended March 31, 2021 was $0.49. Basic earnings per share for the three months ended March 31, 2020 was $0.44 with diluted earnings per share of $0.43.

•Return on average assets was 0.75% for the three months ended March 31, 2021, compared to 0.74% for the corresponding period of 2020.

•Return on average equity was 8.59% for the three months ended March 31, 2021, compared to 7.83% for the corresponding period of 2020.

COVID-19 Activity

•Approximately one third of employees working remotely.

•As of March 31, 2021, loan modification/deferral program in place to defer payments up to 180 days for principal and/or interest with only $12.3 million in loan principal remaining in deferral.

•All COVID-19 related loan deferrals meet the requirements to not be considered a troubled debt restructuring.

•Participated in the Paycheck Protection Program ("PPP") by primarily utilizing third parties to service and place the loans.

•Significantly reduced deposit rates during the latter half of March 2020 continuing through December 2020.

•Total paycheck protection program loans originated to be held on balance sheet at March 31, 2021 total $19.8 million.

Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $3.3 million for the three months ended March 31, 2021 compared to $3.1 million for the same period of 2020. Core earnings per share for the three months ended March 31, 2021 were $0.47 basic and diluted, compared to $0.44 basic and $0.43 diluted core earnings per share for the same period of 2020. Core return on average assets and core return on average equity were 0.73% and 8.35% for the three months ended March 31, 2021, compared to 0.73% and 7.77% for the corresponding period of 2020. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, and core earnings per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three months ended March 31, 2021 was 2.88%, compared to and 3.19% for the corresponding period of 2020. The decrease in the net interest margin was driven by a decrease in the yield of the loan portfolio of 31 basis points ("bps"), while the investment portfolio yield declined 77 bps, respectively, during the current low interest rate environment. Further compressing the net interest margin was the significant increase of interest-bearing deposits. These deposits carry a current yield of a few basis points as commercial customers have received PPP funding and retail customers have received stimulus funding. Rates paid on interest-bearing deposit liabilities decreased 60 bps as rates paid were decreased significantly during 2020 due to the economic impact of COVID-19 prolonging the low interest rate environment. These deposit rate decreases have partially offset the decline in earning asset yield.

Assets

Total assets increased $207.7 million to $1.9 billion at March 31, 2021 compared to March 31, 2020.  Cash and cash equivalents increased significantly due to deposit growth resulting from the various economic recovery programs instituted at the state and federal levels that impacted both commercial and retail customers, coupled with customers becoming more risk adverse and seeking safety in a bank deposit. Net loans decreased $15.2 million to $1.3 billion at March 31, 2021 compared to March 31, 2020, as the COVID-19 business and travel restrictions curtailed various lending activities such as indirect auto, home equity, and commercial. Lending activity began to rebound as business and travel restrictions were lessened during the second half of 2020 and continues to rebound in 2021. The investment portfolio increased $11.8 million from March 31, 2020 to March 31, 2021 as a portion of the excess cash liquidity was invested into short-term municipal bonds.

Non-performing Loans

The ratio of non-performing loans to total loans ratio decreased to 0.69% at March 31, 2021 from 0.84% at March 31, 2020 as non-performing loans have decreased to $9.3 million at March 31, 2021 from $11.3 million at March 31, 2020 primarily due to a commercial loan relationship that was paid-off during the fourth quarter of 2020. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses. Net loan charge-offs of $116,000 for the three months ended March 31, 2021 impacted the allowance for loan losses, which was 1.06% of total loans at March 31, 2021 compared to 0.93% at March 31, 2020

Deposits

Deposits increased $237.6 million to $1.6 billion at March 31, 2021 compared to March 31, 2020. Noninterest-bearing deposits increased $146.2 million to $478.9 million at March 31, 2021 compared to March 31, 2020.  Driving deposit growth was the receipt of PPP funding by commercial customers, stimulus funding by retail customers, and customers becoming more risk averse and seeking safety in a bank deposit. Emphasis remains on increasing the utilization of electronic (internet and mobile) deposit banking among our customers. Utilization of internet and mobile banking has increased since the start of 2020 due to these efforts coupled with a change in consumer behavior due to the business and travel restrictions caused by the COVID-19 pandemic.

Shareholders’ Equity

Shareholders’ equity increased $7.5 million to $164.1 million at March 31, 2021 compared to March 31, 2020.  Accumulated other comprehensive loss of $2.5 million at March 31, 2021 increased from a loss of $2.2 million at March 31, 2020 primarily as a result of a change in the net excess of the projected benefit obligations under the defined benefit plan over the fair value of the plan’s assets, resulting in an increase in the net loss of $361,000, offset by an increase in unrealized gains on available for sale securities (from an unrealized gain of $3.0 million at March 31, 2020 to an unrealized gain of $3.1 million at March 31, 2021). The current level of shareholders’ equity equates to a book value per share of $23.25 at March 31, 2021 compared to $22.23 at March 31, 2020, and an equity to asset ratio of 8.65% at March 31, 2021 compared to 9.27% at March 31, 2020. Dividends declared for the three months ended March 31, 2021 and 2020 were $0.32 per share, respectively.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates eighteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group. Insurance products are offered through United Insurance Solutions, LLC, a joint venture that is a subsidiary of the holding company.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com
THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,
(In Thousands, Except Share Data)	2021	2020	% Change
ASSETS:
Noninterest-bearing balances	$28,539	$29,572	(3.49)%
Interest-bearing balances in other financial institutions	249,149	48,189	417.02%
Total cash and cash equivalents	277,688	77,761	257.10%

Investment debt securities, available for sale, at fair value	166,895	155,522	7.31%
Investment equity securities, at fair value	1,265	1,281	(1.25)%
Investment securities, trading	44	37	18.92%
Restricted investment in bank stock, at fair value	15,032	14,611	2.88%
Loans held for sale	2,568	4,294	(40.20)%
Loans	1,335,899	1,349,400	(1.00)%
Allowance for loan losses	(14,202)	(12,500)	13.62%
Loans, net	1,321,697	1,336,900	(1.14)%
Premises and equipment, net	34,910	33,170	5.25%
Accrued interest receivable	8,583	5,307	61.73%
Bank-owned life insurance	33,839	29,228	15.78%
Goodwill	17,104	17,104	—%
Intangibles	618	836	(26.08)%
Operating lease right of use asset	3,088	3,278	(5.80)%
Deferred tax asset	3,717	3,281	13.29%
Other assets	9,144	5,898	55.04%
TOTAL ASSETS	$1,896,192	$1,688,508	12.30%

LIABILITIES:
Interest-bearing deposits	$1,085,448	$993,975	9.20%
Noninterest-bearing deposits	478,916	332,759	43.92%
Total deposits	1,564,364	1,326,734	17.91%

Short-term borrowings	6,650	17,741	(62.52)%
Long-term borrowings	141,094	171,903	(17.92)%
Accrued interest payable	988	1,635	(39.57)%
Operating lease liability	3,130	3,299	(5.12)%
Other liabilities	15,903	10,608	49.92%
TOTAL LIABILITIES	1,732,129	1,531,920	13.07%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 7,537,242 and 7,521,491 shares issued; 7,057,017 and 7,041,266 shares outstanding	41,873	41,786	0.21%
Additional paid-in capital	52,818	51,701	2.16%
Retained earnings	83,948	77,403	8.46%
Accumulated other comprehensive (loss) gain:
Net unrealized gain on available for sale securities	3,095	2,986	3.65%
Defined benefit plan	(5,560)	(5,199)	(6.94)%
Treasury stock at cost, 480,225	(12,115)	(12,115)	—%
TOTAL PENNS WOODS BANCORP, INC. SHAREHOLDERS' EQUITY	164,059	156,562	4.79%
Non-controlling interest	4	26	(84.62)%
TOTAL SHAREHOLDERS' EQUITY	164,063	156,588	4.77%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,896,192	$1,688,508	12.30%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In Thousands, Except Per Share Data)	2021	2020	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$13,345	$14,657	(8.95)%
Investment securities:
Taxable	819	1,010	(18.91)%
Tax-exempt	171	145	17.93%
Dividend and other interest income	260	349	(25.50)%
TOTAL INTEREST AND DIVIDEND INCOME	14,595	16,161	(9.69)%

INTEREST EXPENSE:
Deposits	1,684	3,035	(44.51)%
Short-term borrowings	2	22	(90.91)%
Long-term borrowings	839	943	(11.03)%
TOTAL INTEREST EXPENSE	2,525	4,000	(36.88)%

NET INTEREST INCOME	12,070	12,161	(0.75)%

PROVISION FOR LOAN LOSSES	515	750	(31.33)%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,555	11,411	1.26%

NON-INTEREST INCOME:
Service charges	383	549	(30.24)%
Debt securities gains, available for sale	138	21	557.14%
Equity securities (losses) gains	(23)	20	(215.00)%
Securities gains (losses), trading	4	(14)	128.57%
Bank-owned life insurance	173	192	(9.90)%
Gain on sale of loans	908	444	104.50%
Insurance commissions	157	127	23.62%
Brokerage commissions	219	369	(40.65)%
Debit card income	380	274	38.69%
Other	275	455	(39.56)%
TOTAL NON-INTEREST INCOME	2,614	2,437	7.26%

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,598	5,667	(1.22)%
Occupancy	976	702	39.03%
Furniture and equipment	809	860	(5.93)%
Software amortization	198	250	(20.80)%
Pennsylvania shares tax	352	285	23.51%
Professional fees	583	622	(6.27)%
Federal Deposit Insurance Corporation deposit insurance	221	194	13.92%
Marketing	63	53	18.87%
Intangible amortization	53	62	(14.52)%
Other	1,098	1,415	(22.40)%
TOTAL NON-INTEREST EXPENSE	9,951	10,110	(1.57)%
INCOME BEFORE INCOME TAX PROVISION	4,218	3,738	12.84%
INCOME TAX PROVISION	771	661	16.64%
NET INCOME	$3,447	$3,077	12.02%
Earnings attributable to noncontrolling interest	6	4	50.00%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$3,441	$3,073	11.98%
EARNINGS PER SHARE - BASIC	$0.49	$0.44	11.36%
EARNINGS PER SHARE - DILUTED	$0.49	$0.43	13.95%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,055,116	7,040,740	0.20%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,055,116	7,102,990	(0.67)%
DIVIDENDS DECLARED PER SHARE	$0.32	$0.32	—%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Three Months Ended
	March 31, 2021			March 31, 2020
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$45,534	$349	3.11%	$52,979	$404	3.07%
All other loans	1,293,395	13,069	4.10%	1,303,838	14,338	4.42%
Total loans	1,338,929	13,418	4.06%	1,356,817	14,742	4.37%

Taxable securities	145,047	1,033	2.89%	142,788	1,273	3.63%
Tax-exempt securities	36,369	216	2.41%	23,773	184	3.15%
Total securities	181,416	1,249	2.79%	166,561	1,457	3.56%

Interest-bearing deposits	195,995	46	0.10%	26,716	86	1.29%

Total interest-earning assets	1,716,340	14,713	3.48%	1,550,094	16,285	4.23%

Other assets	124,074			112,219

TOTAL ASSETS	$1,840,414			$1,662,313

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$214,636	44	0.08%	$177,840	91	0.21%
Super Now deposits	289,236	267	0.37%	219,826	424	0.78%
Money market deposits	306,000	267	0.35%	210,708	477	0.91%
Time deposits	254,460	1,106	1.76%	379,259	2,043	2.17%
Total interest-bearing deposits	1,064,332	1,684	0.64%	987,633	3,035	1.24%

Short-term borrowings	5,680	2	0.14%	10,847	22	0.85%
Long-term borrowings	141,483	839	2.40%	159,920	943	2.37%
Total borrowings	147,163	841	2.32%	170,767	965	2.28%

Total interest-bearing liabilities	1,211,495	2,525	0.85%	1,158,400	4,000	1.39%

Demand deposits	445,759			326,817
Other liabilities	22,872			19,991
Shareholders’ equity	160,288			157,105

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,840,414			$1,662,313
Interest rate spread			2.63%			2.84%
Net interest income/margin		$12,188	2.88%		$12,285	3.19%

	Three Months Ended March 31,
	2021	2020
Total interest income	$14,595	$16,161
Total interest expense	2,525	4,000
Net interest income	12,070	12,161
Tax equivalent adjustment	118	124
Net interest income (fully taxable equivalent)	$12,188	$12,285

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Operating Data
Net income	$3,441	$3,901	$4,472	$3,760	$3,073
Net interest income	12,070	11,967	11,845	12,250	12,161
Provision for loan losses	515	585	645	645	750
Net security gains	119	374	1,011	196	27
Non-interest income, excluding net security gains	2,495	2,701	3,024	2,423	2,409
Non-interest expense	9,951	9,640	9,707	9,611	10,110

Performance Statistics
Net interest margin	2.88%	2.81%	2.76%	3.01%	3.19%
Annualized return on average assets	0.75%	0.85%	0.97%	0.85%	0.74%
Annualized return on average equity	8.59%	9.55%	11.05%	9.60%	7.83%
Annualized net loan charge-offs to average loans	0.04%	0.06%	0.06%	0.05%	0.04%
Net charge-offs	116	211	193	168	144
Efficiency ratio	67.96%	65.36%	64.89%	65.10%	68.96%

Per Share Data
Basic earnings per share	$0.49	$0.55	$0.63	$0.53	$0.44
Diluted earnings per share	0.49	0.55	0.63	0.53	0.43
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	23.25	23.27	23.05	22.66	22.23
Common stock price:
High	27.78	27.30	22.83	27.75	35.36
Low	20.55	19.61	19.61	20.01	19.05
Close	24.09	26.01	19.85	22.71	24.30
Weighted average common shares:
Basic	7,055	7,050	7,045	7,042	7,041
Fully Diluted	7,055	7,050	7,045	7,042	7,103
End-of-period common shares:
Issued	7,537	7,533	7,528	7,523	7,521
Treasury	480	480	480	480	480

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Financial Condition Data:
General
Total assets	$1,896,192	$1,834,643	$1,840,779	$1,838,364	$1,688,508
Loans, net	1,321,697	1,330,524	1,335,711	1,336,370	1,336,900
Goodwill	17,104	17,104	17,104	17,104	17,104
Intangibles	618	671	724	777	836
Total deposits	1,564,364	1,494,443	1,491,810	1,474,305	1,326,734
Noninterest-bearing	478,916	449,357	434,248	418,324	332,759
Savings	224,890	209,924	202,781	195,964	183,929
NOW	290,355	287,775	268,463	268,348	229,919
Money Market	324,207	283,742	274,480	247,753	204,832
Time Deposits	245,996	263,645	311,838	343,915	375,295
Total interest-bearing deposits	1,085,448	1,045,086	1,057,562	1,055,980	993,975

Core deposits*	1,318,368	1,230,798	1,179,972	1,130,389	951,439
Shareholders’ equity	164,059	164,142	162,422	159,578	156,562

Asset Quality
Non-performing loans	$9,272	$10,334	$10,553	$11,097	$11,300
Non-performing loans to total assets	0.49%	0.56%	0.57%	0.60%	0.67%
Allowance for loan losses	14,202	13,803	13,429	12,977	12,500
Allowance for loan losses to total loans	1.06%	1.03%	1.00%	0.96%	0.93%
Allowance for loan losses to non-performing loans	153.17%	133.57%	127.25%	116.94%	110.62%
Non-performing loans to total loans	0.69%	0.77%	0.78%	0.82%	0.84%

Capitalization
Shareholders’ equity to total assets	8.65%	8.95%	8.82%	8.68%	9.27%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended March 31,
(Dollars in Thousands, Except Per Share Data)	2021	2020
GAAP net income	$3,441	$3,073
Less: net securities gains, net of tax	94	22
Non-GAAP core earnings	$3,347	$3,051

	Three Months Ended March 31,
	2021	2020
Return on average assets (ROA)	0.75%	0.74%
Less: net securities gains, net of tax	0.02%	0.01%
Non-GAAP core ROA	0.73%	0.73%

	Three Months Ended March 31,
	2021	2020
Return on average equity (ROE)	8.59%	7.83%
Less: net securities gains, net of tax	0.24%	0.06%
Non-GAAP core ROE	8.35%	7.77%

	Three Months Ended March 31,
	2021	2020
Basic earnings per share (EPS)	$0.49	$0.44
Less: net securities gains, net of tax	0.02	—
Non-GAAP basic core EPS	$0.47	$0.44

	Three Months Ended March 31,
	2021	2020
Diluted EPS	$0.49	$0.43
Less: net securities gains, net of tax	0.02	—
Non-GAAP diluted core EPS	$0.47	$0.43

COVID-19 Loan Deferrals as of March 31, 2021

(In Thousands)	Amount
Commercial, financial, and agricultural	$1,710
Real estate mortgage:
Residential	2,177
Commercial	8,307
Consumer automobile loans	96
Other consumer installment loans	55
Total loan deferrals	$12,345